SUPPLEMENT DATED SEPTEMBER 3, 1998,
                TO SUPPLEMENTS DATED JUNE 10, 1998, MAY 6, 1998,
                          APRIL 3, 1998, APRIL 2, 1998,
                      JANUARY 30, 1998, DECEMBER 23, 1997,
                    NOVEMBER 18, 1997, AND OCTOBER 24, 1997,
                      TO PROSPECTUS DATED OCTOBER 22, 1997

                             WASHINGTON MUTUAL, INC.

         On August 7, 1998, KH Carl Partners, L.P., which is named in the Prospectus as a Selling Stockholder, transferred 347,025 Shares each to Bernard
J. Carl and David M. Schwarz, who were named as Selling Stockholders in the Prospectus.

         As a result of the foregoing transfers, the number of Shares eligible for resale pursuant to the Registration Statement by persons previously named as Selling Stockholders and named below is adjusted to the number set forth opposite such person's name (without adjustment for any resales that such person may have made pursuant to the Registration Statement).

 Name                                                             Shares

 Bernard J. Carl                                               2,524,260
 David M. Schwarz                                              1,322,122
 KH Carl Partners, L.P.                                                0


       The date of this  Prospectus  Supplement is September 3, 1998.